EXHIBIT 3.71
BYLAWS
OF
INTELLISERV, INC.
ARTICLE I
OFFICES
     SECTION 1. PRINCIPAL OFFICE. The registered office of Intelliserv, Inc. (the “Corporation”), required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designed from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.
     SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 1. PLACE OF MEETINGS. The annual meeting and all other meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be fixed by resolution of the Board of Directors and stated in the notice of such meeting or waiver thereof.
     SECTION 2. QUORUM; ADJOURNMENT OF MEETINGS. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     SECTION 3. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held in each year commencing after December 31, 2001, on such date and at such time as may be fixed by resolution of the Board of Directors.

Adopted May 1, 2001

     SECTION 4. SPECIAL MEETINGS. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called any time by the Chairman of the Board, by the President or by a majority of the Board of Directors, or by a majority of the executive committee, and shall be called by the Chairman of the Board, by the President or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to the Chairman of the Board, the President, or the Secretary, signed by the holder(s) of at least twenty-five (25%) of the issued and outstanding stock entitled to vote at such meeting.
     SECTION 5. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
     If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article V, Section 8 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 7 of this Article II, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 6. NOTICE OF MEETINGS. Written or printed notice, stating the place, date and time of all meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board or the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Adopted May 1, 2001

     SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.
     SECTION 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.
     No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.
     Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.
     SECTION 9. VOTING, ELECTION; INSPECTORS. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of the deceased person may be voted by his executor or administrator, either in person or by proxy.
     All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information

Adopted May 1, 2001

as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.
     At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.
     Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.
     SECTION 10. CONDUCT OF MEETINGS. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither the Chairman of the Board, nor President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:
     (a) Calling of meeting to order.
     (b) Election of a chairman and the appointment of a secretary if necessary.
     (c) Presentation of proof of the due calling of the meeting.
     (d) Presentation and examination of proxies and determination of a quorum.
     (e) Reading and settlement of the minutes of the previous meeting.
     (f) Reports of officers and committees.
     (g) The election of directors if an annual meeting, or a meeting called for that purpose.
     (h) Unfinished business.
     (i) New business.
     (j) Adjournment.
ARTICLE III
DIRECTORS
     SECTION 1. POWER; NUMBER; TERM. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws conferred upon or reserved to the stockholders.
     Unless otherwise provided in the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors, shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board

Adopted May 1, 2001

of Directors). If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Certificate of Incorporation. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.
     Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.
     SECTION 2. QUORUM. Unless otherwise provided in the Certificate of Incorporation, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     SECTION 3. PLACE OF MEETINGS; ORDER OF BUSINESS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.
     SECTION 4. MEETINGS. After each annual meeting of stockholders, the newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after such annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors.
     Regular meetings of the directors may be held upon two (2) days written notice at such places and times as shall be determined from time to time by the Board of Directors.
     Special meetings of the Board may be called (1) by the Chairman of the Board, (2) by the President, or (3) by the Secretary on the written request of the Chairman of the Board or any two (2) directors upon two (2) days written notice to each director and shall be held at such places and time as shall be determined by the directors, or as shall be stated in the call of the meeting.
     Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

Adopted May 1, 2001

     SECTION 5. REMOVAL. Unless the Certificate of Incorporation otherwise provides, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.
     SECTION 6. VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.
     If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.
     SECTION 7. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.
     SECTION 8. COMMITTEES. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the regular members of each committee, the Board may designate one or more alternate members who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of any member of such committee, or committees, at a time when the Board is not in session, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The chairman of each such committee, unless otherwise provided by the Board of Directors in such resolution or resolutions designating such committee, shall be elected by a majority of the members of each such committee and whenever any change shall be made in the membership of any such committee, a new chairman shall be elected in the same manner. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Adopted May 1, 2001

     SECTION 9. ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.
     Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     SECTION 10. APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY STOCKHOLDERS. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.
     SECTION 11. ADVISORY DIRECTORS. The Board of Directors may elect one or more advisory directors who shall have such powers and shall perform such duties as the directors shall assign to them. Advisory directors shall, upon election, serve until the next annual meeting of stockholders.
     Advisory directors shall receive notices of all meetings of the Board of Directors in the same manner and at the same time as the directors. They shall attend said meetings referred to in said notices in an advisory capacity, but will not cast a vote or be counted to determine a quorum. Any advisory directors may be removed either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.
     Advisory directors shall not receive any stated salary for their services as advisory directors, but by resolution of the Board of Directors a fixed annual fee and a fixed fee for attendance at each meeting of the Board or any committee thereof shall be established. Expenses of attendance at any such meeting may be reimbursed. Nothing herein contained shall be

Adopted May 1, 2001

construed to preclude any advisory director from serving the Corporation in any other capacity, whether as an officer, agent or otherwise, and receiving compensation therefor.
ARTICLE IV
OFFICERS
     SECTION 1. OFFICERS. The officers of the Corporation may consist of a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a President, one or more Chief Operating Officers, a Chief Technology Officer, one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President), one or more Assistant Secretaries, and one or more Assistant Treasurers. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer other than the Chairman of the Board need be a director. Except as may be limited by law, any number of offices may be held by the same person, as the directors may determine.
     Unless otherwise provided for in the resolution choosing him or her, each officer shall be chosen for a term that shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.
     All officers of the Corporation shall have authority and perform such duties as shall be prescribed in the Bylaws or in the resolutions of the Board of Directors designating and choosing such officers and shall have such additional authority and duties as are incident to their office except to the extent that the Bylaws or such resolutions may be inconsistent therewith. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.
     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer may appoint key executives to the position of staff vice president. Such staff vice presidents shall not be corporate officers and shall exercise such powers and perform such duties as are assigned to them by the Chief Executive Officer or the President, if any, or by any other officer of the Corporation designated for such purpose by the Chief Executive Officer or President.
ARTICLE V
MISCELLANEOUS
     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the Chairman of the Board of Directors, the President or any Vice President, and the Treasurer or any Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. When such certificates are signed by either (1) a transfer agent other than the Corporation or its employee or (2) a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles.

Adopted May 1, 2001

     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.
     SECTION 3. TRANSFER OF SHARES. Upon surrender to the Corporation of a certificate for shares, properly endorsed, the Corporation shall, subject to applicable law, issue a new certificate to the transferee, cancel the old certificate, and record the transaction on its books. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim thereto on the part of any other person.
     SECTION 4. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock of the Corporation.
     SECTION 5. RECORD DATE. The Board of Directors may fix in advance a date, not more than 60 days nor less than 10 preceding any action, including, without limitation, the date of the payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders with respect thereto, or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or for the purpose of any lawful action, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, or to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends upon the capital stock of the Corporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund for meeting contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
     SECTION 7. SEAL. The corporation seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     SECTION 8. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these

Adopted May 1, 2001

Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.
     Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these Bylaws, waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 9. RESIGNATION. Any member of the Board of Directors or of any committee thereof or any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
ARTICLE VI
AMENDMENTS
     If provided in the Certificate of Incorporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time one or more of these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.

Adopted May 1, 2001